Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended September			Year-to-Date September

	2012	2011	% Change	2012	2011	% Change
Consolidated –
Operating Revenues	$5,049	$5,428	-7.0%	$12,834	$13,961	-8.1%
Earnings Before Income Taxes	1,562	1,476	5.8%	3,114	3,114	0.0%
Net Income Available to Common	976	916	6.6%	1,967	1,942	1.3%

Alabama Power –
Operating Revenues	$1,637	$1,671	-2.0%	$4,230	$4,431	-4.5%
Earnings Before Income Taxes	474	454	4.4%	1,015	1,043	-2.7%
Net Income Available to Common	280	264	6.1%	591	606	-2.5%

Georgia Power –
Operating Revenues	$2,498	$2,788	-10.4%	$6,263	$7,042	-11.1%
Earnings Before Income Taxes	843	827	1.9%	1,558	1,631	-4.5%
Net Income Available to Common	525	520	1.0%	987	1,035	-4.6%

Gulf Power –
Operating Revenues	$422	$468	-9.9%	$1,108	$1,192	-7.0%
Earnings Before Income Taxes	80	68	16.6%	172	143	20.1%
Net Income Available to Common	48	41	15.9%	103	86	19.9%

Mississippi Power –
Operating Revenues	$305	$326	-6.2%	$800	$875	-8.6%
Earnings Before Income Taxes	77	57	34.6%	159	117	34.9%
Net Income Available to Common	55	38	43.7%	115	78	47.5%

Southern Power –
Operating Revenues	$355	$363	-2.1%	$894	$950	-5.8%
Earnings Before Income Taxes	102	89	14.5%	220	216	1.9%
Net Income Available to Common	68	56	21.9%	144	138	4.2%

Notes
-	Certain prior year data has been reclassified to conform with current year presentation.
-
All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results.  In addition, certain classifications and rounding may be different from final results published in the Form
10-Q.